Exhibit 10.3

Purchase Option and Cooperation Agreement

September 6, 2010

Guangzhou, China

Purchase Option and Cooperation Agreement

This Purchase Option and Cooperation Agreement (“this Agreement”) is executed on this 6th day of September, 2010 in Guangzhou, P. R. China (the “PRC” or “China”) by and among:

Guangzhou Shen Long Computer Technology Co., Ltd. (the “Operating Company”)

Address: Rm. 1905, No.103, Tiyu Xi Road, Tianhe Dist., Guangzhou, PRC

Zip Code: 510620

Fax: (86) 20-3810-5651

Global Market Group (Guangzhou) Co., Ltd. (the “WFOE”)

Address: Rm. 1701- Rm. 1704, No.103, Tiyu Xi Road, Tianhe Dist., Guangzhou, PRC

Zip Code: 510620

Telephone Number: (86) 20-8600-2299

Fax: (86) 20-8600-6638

Weijia Pan (“Shareholder A”)

Identity Card No.: 440623197307132712

Address: 17F, Tower A, Victory Plaza, No.103, Tiyu Xi Road, Guangzhou

Zip Code: 510620

Telephone Number: (86) 20-8600-2299

Fax: (86) 20-8600-6638

Weinian Pan (“Shareholder B”)

Identity Card No.: 440623197011022717

Address: 17F, Tower A, Victory Plaza, No.103, Tiyu Xi Road, Guangzhou

Zip Code: 510620

Telephone Number: (86) 20-8600-2299

Fax: (86) 20-8600-6638

Whereas:

(1)	The Operating Company is a company with limited liability duly incorporated and validly existing under the laws of the PRC; Shareholder A and Shareholder B respectively hold 90% and 10% of the equity interest in the Operating Company;

(2)	The WFOE is a foreign invested enterprise duly incorporated and validly existing under the laws of the PRC, which provides the Operating Company with related service such as technical support, marketing and management consultancy and is a major partner of the Operating Company; and

(3)	Shareholder A and Shareholder B intend to grant the WFOE or any eligible party designated by the WFOE the exclusive purchase option to purchase, at any time, the entire or a portion of the equity interests/assets of the Operating Company owned by Shareholder A and Shareholder B or either of them, subject to the requirements of the PRC law.

NOW THEREFORE, in accordance with the principles of sincere cooperation, equality, mutual benefit and joint development, and through amicable negotiations, the Parties hereto agree as follows pursuant to the provisions of the relevant laws and regulations of the PRC:

ARTICLE I DEFINITIONS

The following terms used in this Agreement shall have the meanings set forth below:

1.1 “This Agreement” means this Purchase Option and Cooperation Agreement and any and all the appendices hereto, as may be amended, modified and supplemented from time to time by an instrument in writing signed by the Parties hereto;

1.2 “PRC” means the People’s Republic of China and, for the purpose of this Agreement, shall exclude Hong Kong, Taiwan and Macau.

1.3 “Date” means the year, month and day. In this Agreement, “within” and “no later than”, whenever used before a year, month or day, shall all be construed to include the said year, month and day.

1.4 “Day” and “Working Day”: References to a “day” herein shall refer to a calendar day and references to a “working day” shall refer to a day other than a Saturday and Sunday.

ARTICLE II

GRANT AND EXERCISE OF THE PURCHASE OPTION

2.1 Shareholder A and Shareholder B agree to irrevocably and unconditionally grant the WFOE and/or any eligible party designated by the WFOE an exclusive acquisition option, whereby the WFOE and/or any eligible party designated by the WFOE shall have the right to acquire, during the term of this Agreement and to the extent permitted by the applicable laws of the PRC, the entire or a portion of the Operating Company’s equity share, currently owned and likely to be owned in the future, by both Shareholder A and Shareholder B or either of them, or the entire or a portion of the assets owned by the Operating Company, at the Exercise Price stipulated herein and pursuant to other provisions hereof (the “Purchase Option”).

2.2 Each of Shareholder A and Shareholder B irrevocably and unconditionally agrees that each of them may grant, pursuant to this Agreement, the Purchase Option to the WFOE and/or a party designated by the WFOE; and that when the WFOE or the party designated by the WFOE exercises the Purchase Option hereunder, it shall unconditionally waive its first right of refusal as the existing shareholder of the Operating Company and exert all of its efforts to assist the WFOE and/or the party designated by the WFOE to exercise the Purchase Option.

2.3 To the extent permitted by the laws of the PRC, the WFOE shall have the absolute discretion to decide the specific time, manner and times of its exercise of the Purchase Option.

2.4 Shareholder A and/or Shareholder B agree that WFOE may designate a third party, as its representative, to exercise the Purchase Option provided that the WFOE delivers a prior written notice to the option-granting party when exercising the Purchase Option.

2.5 Grant of the exercise price. Shareholder A and/or Shareholder B agree that, when the WFOE or the third party designated by the WFOE exercises the Purchase Option, the entire exercise price that the option-granting party obtains thereby shall be granted for free to the WFOE or the third party designated by the WFOE.

2.6 Shareholder A and/or Shareholder B agree that, the Purchase Option of the WFOE hereunder may be transferred, in part or in whole, to a third party by the WFOE. The third party shall be considered as a party to this Agreement and may exercise the Purchase Option upon the terms and conditions set forth herein and enjoy the rights and assume the obligations of the WFOE under this Agreement.

2.7 When the then applicable laws of the PRC permit the WFOE and/or another party designated by the WFOE to hold the entire equity of the Company, the WFOE shall have the right to exercise its entire Purchase Option in a lump sum, whereby the WFOE and/or another party designated by the WFOE acquires the entire equity of the Company in a lump sum from Shareholder A and/or Shareholder B. Where the WFOE and/or another party designated by the WFOE may hold a portion of the share equity in the Operating Company, WFOE shall have the right to determine, in its discretion, the specific amount of the share equity to be transferred to it up to the upper limit of equity percentage stipulated under the then current laws of the PRC (the “Upper Limit of Equity Percentage”) and the WFOE and/or another party designated by the WFOE shall acquire such amount of share equity as transferred from Shareholder A and/or Shareholder B. Under the latter circumstance, the WFOE shall have the right to exercise the Purchase Option a number of times in light of the specific arrangement on the gradual lifting of the restriction on the Upper Limit of Equity Percentage under PRC laws, such that it shall ultimately acquire the entire equity of the Operating Company.

2.8 Subject to the provisions of the laws and regulations of the PRC, the WFOE or another eligible party designated by the WFOE may exercise the Purchase Option by delivering a written notice to Shareholder A and/or Shareholder B, as the case may be (the “Exercise Notice”), specifying the amount of the equity it will acquire from Shareholder A and/or Shareholder B or the amount of the assets it will purchase from the Operating Company (the “Acquired Equity/Assets”) and the method of purchase.

2.9 When the WFOE exercises the Purchase Option, it shall inform the option-granting party by delivering a written notice (10) working days prior to the Closing Date (as defined below). The Exercise Notice shall set forth the following:

2.9.1 the effective closing date of the equity following the exercise of the Purchase Option, namely, the date when the formal application for registering the change in equity is submitted to the administration for industry and commerce (the “Closing Date”);

2.9.2 the name of the equity holder under which the relevant equity shall be registered following the exercise of the Purchase Option;

2.9.3 the number of the equity purchased from Shareholder A and/or Shareholder B;

2.9.4 method of payment for the Exercise Price;

2.9.5 the letter of authorization (in case of the exercise by a third party).

The Parties hereto agree that the WFOE may designate, at any time, a third party through which and in whose name the Purchase Option shall be exercised and the applicable share equity shall be registered. Shareholder A and/or Shareholder B agree that, upon the request of the WFOE or the third party designated by the WFOE to exercise the Purchase Option, Shareholder A and/or Shareholder B, as the case may be, shall execute an equity share/asset transfer contract and other documents implementing the transfer (collectively the “Transfer Documents”) with the WFOE or any such eligible party designated by the WFOE within thirty (30) days upon receipt of the Exercise Notice.

2.10 To the extent permitted by the laws of the PRC, where the WFOE decides to exercise the Purchase Option, Shareholder A and/or Shareholder B shall unconditionally provide necessary support and cooperation to the WFOE, including without limitation, provision and execution of all other related legal documents, completion of all governmental examination and approval, registration and filing procedures and assumption of all related obligations, so that the WFOE and/or another party designated by the WFOE can acquire the purchased equity share or assets free of any and all legal defects.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.	Shareholder A, Shareholder B and the Operating Company severally and jointly make representations and warranties as follows:

3.1 It has full rights and authorizations to enter into and perform this Agreement;

3.2 Performance by it of this Agreement or the obligations hereunder violates no laws, regulations or any other agreements having binding effect upon it or the Operating Company and is not subject to any approval or authorization of government authorities;

3.3 The Operating Company has no action, arbitration or other judicial or administrative proceedings which are pending or may substantially affect the performance of this Agreement;

3.4 The Operating Company has not been declared bankrupt;

3.5 The share equity of the Operating Company will be free of any pledge, debts and other encumbrance in favor of any third party unrelated to this Agreement, nor will it be transferred, granted as a gift, pledged or otherwise disposed of, to or in favor of, any third party unrelated to this Agreement;

3.6 The Purchase Option granted to the WFOE shall be exclusive, and Shareholder A and Shareholder B shall not otherwise grant other third party the Purchase Option or a similar right;

3.7 The current actual liabilities of the Operating Company do not exceed Renminbi fifty thousand yuan.

ARTICLE IV

EXERCISE PRICE

When it is permitted under the applicable laws of the PRC, the WFOE or any eligible party designated by the WFOE shall have the right to acquire, at any time, the entire share equity of the Operating Company owned by Shareholder A and Shareholder B or the entire assets of the Operating Company, at the price equivalent to the original historical cost of the registered capital of the Operating Company or the lowest price permitted by the applicable laws of the PRC at the time of exercising the Purchase Option by the WFOE, whichever is lower (the “Exercise Price”). If the WFOE or any eligible party designated by the WFOE chooses to purchase a part of the equity share or assets, the Exercise Price shall be properly adjusted (with respect to the Exercise Price above for entire equity or assets) in proportion to the share of the equity or assets to be purchased with respect to the total equity or assets.

ARTICLE V

OTHER COVENANTS

The Parties hereto further agree as follows:

5.1 Before the WFOE and/or any eligible party designated by the WFOE has acquired the entire equity or assets of the Operating Company by exercising the Purchase Option, without the written consent of the WFOE, the Operating Company, Shareholder A and Shareholder B severally or jointly undertake:

5.1.1 not to sell, assign, mortgage or otherwise dispose of, or permit the creation of any other security interests on, any legitimate or beneficiary interest in any of its assets, business or revenues, unless such sale, assignment, mortgage, disposal or encumbrance arises from the course of its normal or daily operation or has been disclosed to and agreed in writing by the WFOE;

5.1.2 not to enter into any transaction that may materially affect its assets, liability, operation, equity or other legitimate rights, unless such transaction arises in the course of its normal or daily operation or has been disclosed to and agreed in writing by the WFOE;

5.1.3 that Shareholder A and Shareholder B will not grant any third party unrelated to this Agreement the Purchase Option or a similar right in any manner during the term of this Agreement;

5.1.4 during the term of this Agreement, Shareholder A and Shareholder B shall procure and ensure that the business operated by the Operating Company is in compliance with the applicable laws, regulations, rules and the administrative regulations and documents promulgated by other competent government authorities, and that there exists no circumstances in violation of the foregoing provisions which may result in material adverse effect on the business operated by, or the assets of, the Operating Company;

5.1.5 to maintain its valid existence and prudently and effectively operate its business and handle related affairs pursuant to good financial and business standards and practices; to exert its utmost efforts to ensure that the Operating Company continues to hold the various permits, licenses and approvals as required for its operation and that such permits, licenses and approvals will not be cancelled; and to exert its utmost efforts to maintain the current corporate organization and the senior management of the Operation Company and its continued relationship with customers so as to ensure that the goodwill and operation of the Company will not be adversely and substantially affected after the closing of the equity hereunder;

5.1.6 to provide the WFOE with any and all operational and financial materials of the Operating Company upon reasonable request by the WFOE;

5.1.7 before the WFOE or any third party designated by the WFOE acquires the entire share equity or assets of the Operating Company by exercising the Purchase Option, without the explicit written consent of the WFOE or any third party designated by the WFOE, Shareholder A and Shareholder B shall not jointly or severally conduct any of the following acts:

(a) to supplement or amend the constitutional documents of the Operating Company in any manner, provided that such supplement, modification or amendment may have substantial adverse effect upon the assets, liabilities, operation, share equity and other legitimate rights of the Operating Company or may affect the valid implementation of this Agreement and other agreements executed by the WFOE, Shareholder A and/or Shareholder B and the Operating Company;

(b) to cause the Operating Company to enter into any transaction that may have a material adverse effect upon the assets, liabilities, operation, share equity and other legitimate rights of the Operating Company, unless such transaction arises in the course of its normal or daily operation or has been disclosed to and consented to in writing by the WFOE;

(c) to cause the shareholders’ meeting of the Operating Company to adopt the resolutions regarding distribution of dividends;

(d) to sell, assign, mortgage or otherwise dispose of, or permit to create any other security interests on, the legitimate or beneficiary interests of any share equity of the Operating Company;

(e) to cause the shareholders’ meeting of the Operating Company to approve the sale, assignment, mortgage or disposal in other way of, or to permit the creation of any other security interest on, the legitimate or beneficiary interest of any share equity, or to adopt the resolution of the shareholders’ meeting to increase or decrease the registered capital of the Operating Company or otherwise change the structure of the registered capital;

(f) to cause the shareholders’ meeting of the Operating Company to approve the Operating Company to carry out any merger or combination, acquisition or investment, or conduct reorganization in any other way;

(g) to cause the shareholders’ meeting of the Operating Company to approve the business cessation, liquidation or dissolution of the Operating Company by itself.

5.1.8 Before the WFOE or any third party designate by the WFOE acquires the entire share equity or assets of the Operating Company by exercising the Purchase Option, Shareholder A and Shareholder B undertake:

(a) to inform in writing in a timely manner the WFOE of any action, arbitration or administrative proceeding regarding the share equity of the Operating Company owned by the option-granting party that has already occurred or may occur, or any circumstance that may have adverse effect upon such share equity;

(b) to cause the shareholders’ meeting of the Operating Company to consider and approve the transfer of the share equity to be purchased as provided herein, cause the Operating Company to amend its articles of association so as to reflect the change in the share equity of the Operating Company after the WFOE and/or the third party designated by the WFOE exercise the Purchase Option pursuant to this Agreement and other changes as set forth herein, and to apply to the competent authority of the PRC for approval (if so required by the law) and go through the change registration, to cause the Operating Company to adopt the resolution of the shareholders’ meeting to approve the appointment of the persons designated by the WFOE and/or the third party designated by the WFOE as the directors and the legal representative of the Operating Company (if necessary);

(c) to execute any and all the necessary or advisable documents, take any and all the necessary or advisable actions, make any and all the necessary or advisable accusations or make any and advisable defense against all the claims in order to maintain the legitimate and valid ownership of Shareholder A and Shareholder B of the corresponding share equity;

(d) upon the request of the WFOE at any time, to unconditionally transfer the share equity of the Operating Company that it holds at any time specified by the WFOE to the WFOE and/or the third party designated by the WFOE and to waive the first right of refusal that it then may have with respect to the above share equity transfer carried out by other shareholders of the Operating Company according to the instructions of the WFOE;

(e) to strictly comply with the provisions of this Agreement and other agreements executed by Shareholder A and Shareholder B, jointly and severally with the WFOE, to fulfill each of the obligations under such agreements and not to commit any act/omission sufficient to affect the validity and enforceability of such agreements.

5.2 The Operating Company and Shareholder A and/or Shareholder B hereby jointly and severally make the following representations, warranties and covenants to the WFOE:

(1)	before the WFOE or the third party designated by the WFOE exercises the Purchase Option and acquires the entire share equity or interest of the Operating Company, without the written consent of the WFOE or the third party designated by the WFOE, the Operating Company shall not conduct any of the following acts:

(a)	to sell, assign, mortgage or otherwise dispose of, or permit to create any other security interests on, any of its assets, business or revenues, unless such sale, assignment, mortgage, disposal or encumbrance arises from the course of its normal or daily operation or has been disclosed to and consented to in writing by the WFOE;

(b)	to enter into any transaction that will or may materially affect its assets, liability, operation, equity or other legitimate rights, unless such transaction arises in the course of its normal or daily operation or has been disclosed to and consented to in writing by the WFOE;

(c)	to distribute dividends in any form to each of the shareholders;

(d)	to give rise to, inherit, guarantee or allow the existence of any debts, except those (i) arising from the course of normal or daily business rather than by means of loans; and (ii) having been disclosed to the WFOE and obtaining the prior explicit written consent of the WFOE;

(e)	to sign any material contract, except those executed during the course of normal business (for the purpose of this clause, provided that the price of a contract exceeds Renminbi one hundred thousand yuan, it shall be regarded as a material contract);

(f)	to adopt the resolution of the shareholders’ meeting to increase or decrease the registered capital of Party C or otherwise change the structure of the registered capital;

(g)	to supplement, amend or modify the articles of association of Party C in any way;

(h)	to merge or combine with, acquire or make investment in any person.

(2)	on the date of the execution of this Agreement or each Closing Date, except the debts (i) arising from the course of normal or daily business; and (ii) having been disclosed to the WFOE and obtaining the prior explicit written consent of the WFOE, the Operating Company has no outstanding debts.

(3)	on the date of the execution of this Agreement or each Closing Date, except the action, arbitration or administrative proceedings that have been disclosed to and obtained the explicit written consent of the WFOE, there exists no other ongoing or probable action, arbitration or administrative proceeding in relation to the share equity and assets of the Operating Company or that may have a material adverse effect upon the performance of this Agreement by the Operating Company;

(4)	the Operating Company has not been declared bankrupt.

(5)	the Operating Company hereby undertakes to the WFOE that it will abide all the applicable laws and regulations with respect to the share equity and acquisition of assets during the term of this Agreement, bear any and all the expenses arising from the share transfer and go through all the procedures as required for the WFOE or the third party designated by the WFOE to become the shareholder of the Operating Company, including but not limited to those of assisting the WFOE in obtaining the necessary approval from the examination and approval authorities with respect to the share transfer, submitting the related application documents to the competent administration for industry and commerce as required for registration of change of the share equity and amending the shareholders list.

5.2.1 All the Exercise Price obtained by the option-granting Party as a result of the exercise of the Purchase Option by the WFOE or the third party designated by the WFOE shall be granted for free to the Operating Company, which hereby undertakes to the WFOE that, the Operating Company shall assume any and all the expenses arising from the share transfer and go through all the procedures as required for the WFOE or the third party designated by the WFOE to become the shareholder of the Operating Company. The procedures include but are not limited to those of assisting the WFOE in obtaining the necessary approval from the government authorities with respect to the share transfer, submitting the share transfer agreement to the administration for industry and commerce, amending the articles of association, the shareholders list of the Company and carrying out other changes.

5.3 The WFOE shall provide financing to the Operating Company in a manner as permitted in accordance with the law of the PRC to the extent the Operating Company needs such financing to finance its operation.

5.4 To the extent that Shareholder A and/or Shareholder B are subject to any legal and economic obligations to any institution and individual other than the WFOE as a result of performing this Agreement or any obligation under any other operation agreement between them and the WFOE, the WFOE shall provide all the support necessary to enable Shareholder A and/or Shareholder B to duly perform their obligations under this Agreement or such other agreements, and to hold the WFOE, Shareholder A and/or Shareholder B harmless against any loss or damage caused by their performance of this Agreement or such other agreements.

ARTICLE VI

TAXES

Any and all the taxes arising from the performance of this Agreement shall be jointly and severally assumed by Shareholder A and Shareholder B.

ARTICLE VII

CONFIDENTIALITY

Without the prior consent of other Parties hereto, each Party shall keep confidential all the content of this Agreement and shall not disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this Agreement. Notwithstanding the foregoing provisions of this Article 7, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange; (ii) disclosure of the information that has been known to the public other than due to any breach of contract by the disclosing Party; (iii) disclosure to any Party’s shareholders, legal counsel, accountants, financial advisors or other professional advisors; or (iv) disclosure to any potential purchasers of a Party or its shareholders’ equity interests/assets, or their other investors, or debts or equity financing providers, provided that the receiving party of confidential information has undertaken to keep the relevant information confidential.

The Parties hereto agree that this Article 7 shall remain in full force and effect irrespective of the invalidity, amendment, discharge or termination of this Agreement.

ARTICLE VIII

APPLICABLE LAW AND LIABILITY FOR BREACH

The conclusion, effectiveness, interpretation, performance and dispute settlement of this Agreement shall all be governed by the laws of the PRC.

8.1 Unless otherwise provided herein, provided that any of the Parties hereto fails to fully perform or suspends the performance of its obligations herein and it fails to rectify such act within ten (10) working days upon receipt of the notice from another Party or the representation and warranty by such Party is not authentic, the said Party is in breach of contract.

8.2 In the event that any of the Parties hereto is in breach of contract or any representation and warranty it has made herein, the abiding Party may notify the breaching party in writing to rectify such breach within ten (10) working days upon receipt of the notice, take the related actions to effectively avoid the occurrence of damage consequences in a timely manner and continue to perform this Agreement. In case of any damages, the breaching Party shall compensate the abiding Party so that the abiding Party may obtain any and all the rights and interests it shall obtain when this Agreement is performed.

8.3 In the event that any breach of contract by any of the Parties hereto results in another Party undertaking any expenses, liabilities or suffering from any losses (including but not limited to the profit losses of the Company), the breaching Party shall compensate the abiding Party for the above expenses, liabilities or losses (including but not limited to the interests and attorney’s fees paid or suffered due to breach of contract). The total indemnity amount paid by the breaching Party to the abiding Party shall be equivalent to the losses arising from the breach of contract. The above indemnity shall include the interests that the abiding Party shall obtain due to its performance of the Agreement but shall not exceed the reasonable expectation of the Parties hereto.

8.4 In the event that all the Parties hereto violate this Agreement, the indemnity amount shall be paid by each to the extent of their respective breach of contract.

ARTICLE IX

SETTLEMENT OF DISPUTE

9.1 Any dispute, controversy or claim arising from or in connection with this Agreement or the performance, interpretation, breach, termination or effectiveness of this Agreement shall be first settled through amicable negotiations, which shall commence immediately following the written request for negotiations to be sent by any of the Parties to other Parties, specifying the dispute, controversy or claim. In the event that any dispute cannot be solved within thirty (30) days upon service of the aforesaid notice, the dispute shall be submitted for arbitration upon the request and notification by any of the Parties to other Parties.

9.2 Any dispute or claim arising from or in connection with this Agreement or breach, termination or invalidity of this Agreement shall be finally settled through arbitration. The Parties hereto agree to submit the dispute to the Guangzhou Arbitration Commission (the “Arbitration Commission”), which shall make an arbitral award with binding effect in accordance with the then effective arbitration rules. Each Party shall be entitled to designate one (1) arbitrator and the Parties hereto shall be entitled to designate the third arbitrator, who shall be the presiding arbitrator of the arbitral panel. In the event that the Parties hereto fail to reach agreement with respect to the third arbitrator, each of the Parties hereto hereby irrevocably designate and authorize the chairman of the Arbitration Commission to designate the third arbitrator. All the arbitral proceedings shall be conducted in Chinese. The arbitrators shall make an arbitral award with respect to any dispute or claim strictly pursuant to the applicable laws set forth in Article 10.2 of this Agreement.

9.3 The arbitration costs and expenses, including but not limited to the arbitration fees, which inter alia include the fees of the Arbitration Commission shall be borne by the Parties hereto according to the arbitral award made by the Arbitration Commission.

9.4 Any arbitral award made by the Arbitration Commission is final and binding upon the Parties hereto. To the extent permitted by the law, each of the Parties hereto explicitly agree to waive the reference to law and regulation that entitles a right to appeal against the award of the arbitral tribunal. Therefore, each of the Parties shall not make an appeal against any award of the Arbitration Commission to any court, and each of the Parties hereto shall not object to or resist the enforcement actions of another Party in support of the award made by the Arbitral Commission.

9.5 Each of the Parties hereto shall cooperate with other Parties to fully disclose and provide any and all the materials and documents as required by other Parties in relation to the arbitration proceeding, which however shall only be subject to any confidentiality obligation that has binding effect upon the said Party.

9.6 Where the dispute is being settled, the Parties hereto shall continue to perform this Contract in all the other aspects except for those in dispute.

ARTICLE X

EFFECTIVENESS AND TERM

10.1 This Agreement shall be effective as from the date of its execution by the Parties hereto and shall remain effective until the WFOE has acquired the entire equity shares of all the shareholders of the Operating Company in accordance with, and to the extent permitted by, the laws and regulations of the PRC. During the term of this Agreement, this Agreement may not be terminated unilaterally by any of the Parties hereto without the unanimous consent of all the Parties hereto except the WFOE may terminate this Agreement by giving a thirty (30) days prior notice to other Parties hereto.

10.2 During the term of this Agreement, this Agreement shall be terminated upon the expiration of the operation term (including any renewal thereof) of the WFOE or the Operating Company or termination for other reasons, unless the WFOE has assigned its rights and obligations pursuant to this Agreement.

10.3 In case of any of the following circumstances, this Agreement shall be terminated earlier:

(a)	as a result of the limitation of the laws of the PRC, Shareholder A and Shareholder B cannot transfer the entire share equity of the Company to the WFOE and/or another party designated by the WFOE at the Exercise Price as set forth in Article 4 hereof and the WFOE has delivered a written termination notice to Shareholder A and Shareholder B; or

(b)	as a result of the exercise of auction and sale of the pledge right under the Share Pledge Contract by the WFOE or agreed transfer of the share equity of the Operating Company, Shareholder A and Shareholder B cease to own or legally hold the entire share equity of the Company and Shareholder A and Shareholder B have delivered a written termination notice.

ARTICLE XI

AMENDMENT

All the Parties hereto shall fulfill their respective obligations hereunder upon the effectiveness of this Agreement. No amendment to this Agreement shall become effective, unless such amendment has been agreed by all the Parties hereto, the WFOE and the Operating Company have respectively obtained necessary authorization and approval with respect to such amendment and such amendment is made in writing. The amendment agreement and supplementary agreement to this Agreement that have been duly executed by the Parties hereto are part of this Agreement and shall have the same legal force and effect as this Agreement.

ARTICLE XII

COUNTERPARTS

This Agreement is executed in four (4) counterparts, with each of the Parties hereto holding one (1) counterpart, all of which shall have the equal legal force and effect.

ARTICLE XIII

MISCELLANEOUS

13.1 Shareholder A and Shareholder B’s obligations, covenants and liabilities to the WFOE hereunder are several and joint, and they shall assume joint and several liabilities. With respect to the WFOE, a default by Shareholder A shall automatically constitute a default by Shareholder B, and vice versa.

13.2 The title and headings hereof are for convenience of reference only and shall not in any way affect the meaning and interpretation of any provision of this Agreement.

13.3 The Parties hereto may enter into a supplementary agreement, as an appendix attached to this Agreement, to address any issue not covered by this Agreement. The supplementary agreement so entered into shall be part of this Agreement and have the same legal effect as this Agreement.

13.4 The Purchase Option and Cooperation Agreement previously executed, orally agreed or confirmed by e-mail, by and among the Parties hereto shall become null and void upon the effective date of this Agreement. The content regarding the purchase option and cooperation agreement shall be subject to this Purchase Option and Cooperation Agreement.

[Remainder of this Page Intentionally Left Blank; Signature Page Follows]

[Signature Page]

Global Market Group (Guangzhou) Co., Ltd.		Guangzhou Shen Long Computer Technology Co., Ltd.

(Company seal)		(Company seal)

Signed by:	/s/ Weijia Pan	Signed by:	/s/ Weijia Pan
Name:	Weijia Pan	Name:	Weijia Pan
Title:	Legal Representative	Title:	Legal Representative

Weijia Pan		Weinian Pan

Signed by:	/s/ Weijia Pan	Signed by:	/s/ Weinian Pan